Exhibit 1.1

JinkoSolar Holding Co., Ltd.

American Depositary Shares

Representing four Ordinary Shares

DISTRIBUTION AGENCY AGREEMENT

September 27, 2017

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

United States

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

United States

Dear Sirs:

1.           Introductory.

JinkoSolar Holding Co., Ltd., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), agrees with Credit Suisse Securities (USA) LLC and Barclays Capital Inc. (together, the “Managers” and each a “Manager”), to issue and sell from time to time through the Managers, as sales agents, acting severally and not jointly, American Depositary Shares (“ADSs” and each an “ADS”), each representing four ordinary shares of par value US$0.00002 each of the Company (“Ordinary Shares”), having an aggregate offering price of up to US$100,000,000 on the terms set forth herein. The ADSs are to be issued pursuant to the Deposit Agreement.

Each Manager agrees that whenever the Company determines to sell the ADSs through the Manager, acting as sales agent, severally and not jointly with the other Manager, the Manager will send to the Company a notice, which may be in the form of an email sent to the email addresses of the Company as set forth in Section 8 hereof (a “Transaction Notice”), confirming the agreed terms of such proposed transaction and the Company shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice by the means set forth in Section 8 hereof or by sending an email confirming acceptance of such Transaction Notice to the email addresses of the relevant Manager as set forth in Section 8 hereof (provided that, such email confirmation (i) may only be given by the following authorized person of the Company, namely: Haiyun (Charlie) Cao (Chief Financial Officer); and (ii) must contain the same information that the Transaction Notice would have contained), in each case in accordance with Section 3 of this Agreement. Each Manager acting as sales agent shall provide such confirmation in accordance with Section 3(h) of this Agreement. The Company agrees that whenever it determines to sell the ADSs directly to each Manager, as principal, it will enter into a separate agreement (a “Terms Agreement”) in form and substance satisfactory to the Manager and the Company relating to such sale in accordance with Section 3 of this Agreement.

2.          Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Managers that:

(a)	Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-3 (No. 333- 219925), including a related prospectus or prospectuses, covering the registration of the Ordinary Shares under the Act, which has become effective and the Company is and continues to be eligible to use such form F-3. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. The Company and the Depositary have prepared and filed with the Commission a registration statement on Form F-6 (No. 333-164523) and a related prospectus for the registration under the Act of the ADSs evidenced by ADRs, which has become effective, have filed such amendments thereto and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement on Form F-6 for the registration of the ADSs evidenced by ADRs, as amended, is hereinafter called the “ADR Registration Statement.”

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the U.S. Securities Act of 1933, as amended.

“Applicable Time” means the time of each sale of any ADS pursuant to this Agreement (including pursuant to any applicable Transaction Notice or Terms Agreement).

“Basic Prospectus,” as used herein, means the base prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement.

“Bring-Down Date” means (i) each date that the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (excluding a prospectus supplement relating solely to the offering of securities other than the ADSs), (ii) each date on which the Company shall file an Annual Report on Form 20-F, (iii) each date on which the Company shall file or furnish to the Commission a report on Form 6-K including a quarterly earnings release or containing financial statements where such report on Form 6-K indicates that it is incorporated by reference into the Registration Statement and the General Disclosure Package (as defined below), (iv) the date of this Agreement, (v) October 11, 2017, October 25, 2017 and November 8, 2017, (vi) on a biweekly or longer basis beginning on November 8, 2017 as requested by the Managers, provided that such date shall only constitute a Bring-Down Date if (A) an offering of ADSs under this Agreement, a Transaction Notice or a Terms Agreement is contemplated or (B) sales of ADSs have been made pursuant to this Agreement, a Transaction Notice or a Terms Agreement, in each case, in the period beginning on the last Bring-Down Date and ending on such date, (vii) any time of recommencement after a suspension as described in Section 3(d) or (viii) any other time as the Managers so reasonably request.

“Commission” means the U.S. Securities and Exchange Commission.

“Deposit Agreement” means the deposit agreement dated February 9, 2010, as amended by the Amendment No. 1 dated as of May 13, 2010, among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs.

“Effective Time” of the Registration Statement relating to the Ordinary Shares means each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the ADSs in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“NYSE” means the New York Stock Exchange.

“Prospectus” means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement, including any documents incorporated by reference therein.

“Prospectus Supplement” means one or more prospectus supplements, relating to the Ordinary Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act within the time period prescribed therein, in the form furnished by the Company to the Managers in connection with the offering of the ADSs.

“Representation Date” means (i) each Time of Acceptance (as defined below), (ii) each Applicable Time and (iii) each Bring-Down Date.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NYSE and the NASDAQ.

“Spin-off Documents” means, the transaction documents relating to the spin-off of the Company’s downstream business in the PRC, including but not limited to (i) the share transfer agreements between Wide Wealth Group Holdings Limited, on the one hand, and Hope Flower Investment Limited, Jade Sino Ventures Limited, MEGCIF Investments 6 Limited and Shangrao City Kangsheng Technology Limited (上饶市康盛科技有限公司), on the other hand, dated October 11, 2016, and (ii) share purchase agreements between JinkoSolar Power Engineering Group Limited, on the one hand, and Hope Flower Investment Limited, Jade Sino Ventures Limited, MEGCIF Investments 6 Limited, on the other hand, dated October 11, 2016.

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Ordinary Shares that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, (i) a reference to a “rule” is to the indicated rule under the Act and (ii) a reference to any document includes any document incorporated by reference therein.

(b)	Compliance with Act Requirements. (i) (A) At the time the Registration Statement and the ADR Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at each Applicable Time and (D) on each Settlement Date, the Registration Statement and the ADR Registration Statement conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Prospectus pursuant to Rule 424(b) and (C) at each Applicable Time and (D) on each Settlement Date, the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Manager specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 6(b) hereof.

(c)	Shelf Registration Statement. The date of this Agreement is not more than three years subsequent of the initial effective time of the Registration Statement.

(d)	Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the ADSs and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the ADSs, all as described in Rule 405.

(e)	General Disclosure Package. As of each Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) and the Prospectus issued at or prior to such Applicable Time and with respect to the ADSs offered hereunder, the public offering price of such ADSs, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by each Manager specifically for use therein, it being understood and agreed that the only such information furnished by each Manager consists of the information described as such in Section 6(b) hereof.

Any reference to the General Disclosure Package or the Prospectus shall be deemed to refer to and include (i) the Company’s Annual Report on Form 20-F filed with the Commission pursuant to the Exchange Act (the “Annual Report”) and (ii) all reports on Form 6-K that so indicate they are being incorporated by reference into the General Disclosure Package or the Prospectus, as the case may be, or any amendment or supplement thereto. All documents filed under the Exchange Act and so deemed to be included in the General Disclosure Package or the Prospectus, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”. The Annual Report and the Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(f)	Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the ADSs or until any earlier date that the Company notified or notifies the Managers as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Managers and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)	Independence of Reporting Accountants. PricewaterhouseCoopers Zhong Tian LLP (successors to PricewaterhouseCoopers Zhong Tian CPAs Limited Company), who certified the financial statements and schedules, if any, included in the Registration Statement, are independent registered public accountants as required by the Act, the Rules and Regulations and the applicable rules and regulations of the Public Company Accounting Oversight Board.

(h)	Good Standing of the Company and Subsidiaries. The Company has been duly incorporated, is validly existing as a company in good standing under the laws of the Cayman Islands, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company listed on Schedule A to this Agreement (the “Subsidiaries” and each a “Subsidiary”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; as of the date of this Agreement, except for the entities listed in Schedule A hereto, the Company does not own or control, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or any other person.

(i)	Authorization and Description. The Company has an authorized and paid-in capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, and all of the issued share capital of the Company has been duly and validly authorized and issued, is fully paid and non-assessable and conforms in all material respects to the description of the Ordinary Shares contained in the Registration Statement, the General Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (1) all of the issued share capital or registered capital, as the case may be, of each Subsidiary have been duly and validly authorized and issued, and are fully paid or scheduled to be paid in accordance with its articles of association or applicable PRC laws and, to the extent applicable under the laws of their respective jurisdiction of incorporation, non-assessable; (2) all of the issued share capital or equity interest, as the case may be, of each Subsidiary is owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; (3) the holders of outstanding Ordinary Shares are not entitled to preemptive or other rights to acquire the ADSs; (4) there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Ordinary Shares or any other class of share capital of the Company except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization”; (5) there are no restrictions on subsequent transfers of the ADSs under the laws of the Cayman Islands, the PRC or the United States except as described in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of Share Capital” and “Description of American Depositary Shares”; and (6) there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from any Subsidiary, or obligation of any Subsidiary, to issue, equity shares or any other class of share capital of any Subsidiary.

(j)	No Material Adverse Change in Business. None of the Company and the Subsidiaries (collectively, the “Group Companies”), has sustained since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any change in the share capital, material change in short-term debt or long-term debt of any of the Group Companies or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Group Companies, taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(k)	Title to Property. The Group Companies have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Group Companies; and any real property and buildings held under lease by the Group Companies are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Group Companies.

(l)	Insurance. The Group Companies maintain insurance covering their respective properties as the Company reasonably deems adequate and as is customary for companies engaged in similar businesses; such insurance insures against losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Group Companies and their respective businesses; all such insurance is fully in force on the date of this Agreement and will be fully in force on each Settlement Date; none of the Group Companies has reason to believe that it will not be able to renew any such insurance as and when such insurance expires; and there is no material insurance claim made by or against the Group Companies, pending, threatened or outstanding and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid.

(m)	Possession of Authorizations. Each of the Group Companies has all necessary licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all necessary declarations and filings with, all governmental agencies to own, lease, license and use its properties, assets and conduct its business in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus; and none of the Group Companies has a reasonable basis to believe that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits, and the Group Companies are in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits.

(n)	Authorization of Agreement and Deposit Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

(o)	Issuance of ADRs. Upon the due issuance by the Depositary of ADRs evidencing the ADSs against the deposit of Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs evidencing the ADSs specified therein and in the Deposit Agreement.

(p)	Contracts. None of the Group Companies has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Prospectus, and no such termination or non-renewal has been threatened by the Group Companies or any other party to any such contract or agreement.

(q)	Absence of Existing Defaults. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Group Companies is (i) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of jurisdiction where it was incorporated or operates, (ii) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body or any stock exchange authorities (each a “Governmental Agency”) in jurisdiction where it was incorporated or operates, (iii) in violation of its constituent documents or (iv) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except, with respect to (iv), where any default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)	Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by the Company of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated hereby or thereby, the issuance and delivery of the Ordinary Shares upon conversion of the ADSs and the ADSs representing such Ordinary Shares, the deposit of the Ordinary Shares with the Depositary against issuance of the ADRs evidencing the ADSs and compliance with the terms and provisions hereof and thereof and the use of proceeds as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge, encumbrance or defect upon any property or assets of any of the Group Companies, under (i) the charter, memorandum and articles of association, by-laws or other organizational or constitutive documents of any of the Group Companies; (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over any of the Group Companies or any of their properties; (iii) any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body or any stock exchange authorities in the Cayman Islands, the PRC, Hong Kong, the United States, Malaysia or any other jurisdiction where any Group Company was incorporated or operates; or (iv) any agreement or instrument (including each of the Deposit Agreement and Spin-off Documents, assuming their effectiveness) to which any of the Group Companies is a party or by which any of the Group Companies is bound or to which any of the properties of any of the Group Companies is subject. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Group Companies.

(s)	Authorization of Spin-off Documents. The Spin-off Documents have been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles. The Spin-off Documents and the consummation of the transactions contemplated thereby did not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event under, or result in the imposition of any lien, charge, encumbrance or defect upon any property or assets of any of the Group Companies, under (i) the charter, memorandum and articles of association, by-laws or other organizational or constitutive documents of any of the Group Companies; (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over any of the Group Companies or any of their properties; (iii) any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body or any stock exchange authorities in the Cayman Islands, the PRC, Hong Kong, the United States, Malaysia or any other jurisdiction where any Group Company was incorporated or operates; or (iv) any agreement or instrument (including the Deposit Agreement) to which any of the Group Companies is a party or by which any of the Group Companies is bound or to which any of the properties of any of the Group Companies is subject.

(t)	Dividends. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends or other distributions to the Company, from making any other distribution on its equity interest, or from transferring any of its property or assets to the Company.

(u)	Dividends; remittance from PRC. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the equity interests held by the Company’s non-PRC subsidiaries of the PRC Subsidiaries may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in U.S. dollars, subject to the successful completion of PRC formalities required for such remittance and provided that such PRC Subsidiaries comply with the statutory reserve fund requirements under PRC laws and generally accepted accounting principles in the PRC when declaring such dividends and distributions, and no such dividends and other distributions will be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, without the necessity of obtaining any governmental or regulatory authorization in the PRC.

(v)	Absence of Further Requirements. The issue and/or sale of the ADSs to be sold by the Company hereunder and the consummation of the transactions herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Group Companies pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Group Companies is a party or by which any of the Group Companies is bound or to which any of the property or assets of any of the Group Companies is subject, (ii) result in any violation of the provisions of the constituent documents of any of the Group Companies or (iii) result in any violation of any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the any of the Group Companies or any of their properties or assets. No consent, approval, authorization, order, registration, clearance or qualification of, or filing or registration, with any person Governmental Agency is required for the offer, issue and sale of the ADSs, the issuance of Ordinary Shares upon conversion of the ADSs, or the deposit of the Ordinary Shares being deposited with the Depositary against issuance of ADRs evidencing the ADSs, except such as have been obtained or made and such as may be required under state securities laws.

(w)	No Trading of Commodity Contracts. None of the Group Companies is engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.

(x)	No Stamp or Similar Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Managers to the government of the Cayman Islands, Hong Kong, the United States, the PRC, Malaysia or any political subdivision or taxing authority thereof or therein in connection with (i) the sale and delivery by the Company of the ADSs to or for the account of the Managers and (ii) the execution and delivery of this Agreement, other than income tax that is imposed on the Managers’ net income in the ordinary course of its business or Cayman Islands stamp duty which may be payable if the original of this Agreement is brought to or executed in the Cayman Islands.

(y)	No Stabilizing Actions. None of the Group Companies has taken, directly or indirectly, any action which was designed to or which has constituted or which might be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

(z)	FINRA. To the Company’s knowledge, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any of the Company’s officers, directors or 5% or greater security holders; and a FINRA filing is not required in that the Company is eligible for Form F-3 registration statement based on the eligibility requirements for such form prior to October 21, 1992.

(aa)	Accurate Disclosure. The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Taxation”, “Description of Share Capital”, “Description of American Depositary Shares”, “Enforceability of Civil Liabilities”, “Summary” and “Risk Factors”, insofar as they purport to describe the provisions of the laws and documents referred to therein, constitute accurate, complete and fair summaries regarding the matters described therein in all material respects. The statements set forth in the Annual Report under the captions “Item 4. Information on the Company — B. Business Overview — Regulation — Foreign Currency Exchange”, “Item 5. Operating and Financial Review and Prospects — B. Liquidity and Capital Resources”, “Item 6. Directors, Senior Management and Employees — B. Compensation of Directors and Executive Officers”, “Item 6. Directors, Senior Management and Employees — C. Board Practices”, “Item 10. Additional Information — B. Memorandum and Articles of Association” and “Item 10. Additional Information — E. Taxation”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are true and accurate summaries of such matters described therein in all material respects.

(bb)	Litigation. Other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal, arbitration or governmental proceedings or regulatory or administrative inquiries or investigations pending to which the any of the Group Companies is a party or of which any property of any of the Group Companies is the subject (i) that, if determined adversely to any of the Group Companies would individually or in the aggregate have a Material Adverse Effect or (ii) that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and are not so described; and except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s best knowledge after due inquiry, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(cc)	No Registration as Investment Company. The Company is not required to register as, and after giving pro forma effect to the offering and sale of the ADSs and the application of the proceeds thereof, would not be required to register as, an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(dd)	No Conditions on Rating. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 5(c)(ii) hereof.

(ee)	Cayman Islands Enforceability. This Agreement is enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement, it is not necessary that this Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement or any other documents to be furnished hereunder (other than stamp duty payable if the original of this Agreement or any other documents to be furnished hereunder are brought to, executed in or produced before a court in the Cayman Islands).

(ff)	Authorization. The Registration Statement, the General Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus have been or will be duly authorized by and on behalf of the Company.

(gg)	Filing. There are no contracts or documents, or amendments thereto or updates thereof, which are required to be filed in the documents incorporated by reference in the Registration Statement, the General Disclosure Package and/or the Prospectus which have not been so filed as required.

(hh)	Possession of Intellectual Property. Each of the Group Companies owns, possesses, licenses or has other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct its business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Intellectual Property”); none of the Intellectual Property is unenforceable or invalid; none of the Group Companies has received any notice of violation or conflict with (and none of the Group Companies knows of any basis for violation or conflict with) rights of others with respect to the Intellectual Property; there are no pending or, to the Company’s best knowledge after due inquiry, threatened actions, suits, proceedings or claims by others that allege any of the Group Companies is infringing any patent, trade secret, trademark, service mark, copyright or other intellectual property or proprietary right; the discoveries, inventions, products or processes of the Group Companies referenced in the Registration Statement, the General Disclosure Package and the Prospectus do not violate or conflict with any intellectual property or proprietary right of any third person, or any discovery, invention, product or process that is the subject of a patent application filed by any third person; no officer, director or employee of any Group Company is in or has ever been in violation of any term of any patent non-disclosure agreement, invention assignment agreement, or similar agreement relating to the protection, ownership, development use or transfer of the Intellectual Property or, to the Company’s best knowledge after due inquiry, any other intellectual property, except where any violation would not, individually or in the aggregate, have a Material Adverse Effect; the Group Companies are not in breach of, and have complied in all material respects with all terms of, any license or other agreement relating to the Intellectual Property; to the extent any Intellectual Property is sublicensed to any of the Group Companies by a third party, such sublicensed rights shall continue in full force and effect if the principal third party license terminates for any reason; and there are no contracts or other documents related to the Intellectual Property required to be described in or filed as an exhibit to the Registration Statement other than those described in or filed as an exhibit to the Registration Statement; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Group Companies is subject to any non-competition or other similar restrictions or arrangements relating to any business or service anywhere in the world; each of the Group Companies has taken all necessary and appropriate steps to protect and preserve the confidentiality of applicable Intellectual Property (“Confidential Information”); all use or disclosure of Confidential Information owned by the Group Companies by or to a third party has been pursuant to a written agreement between the Group Companies and such third party; and all use or disclosure of Confidential Information not owned by the Group Companies has been pursuant to the terms of a written agreement between the Group Companies and the owner of such Confidential Information, or is otherwise lawful.

(ii)	Pending Patents. The pending patent applications set forth in the Registration Statement, the General Disclosure Package and the Prospectus (the “Pending Patents”) are being diligently prosecuted by the Group Companies; to the Company’s best knowledge after due inquiry, there is no existing patent or published patent application that would interfere, conflict with or otherwise adversely affect the validity, enforcement or scope of the Pending Patents if claims of such Pending Patents were issued in substantially the same form as currently written; no security interests or other liens have been created with respect to the Pending Patents; and the Pending Patents have not been exclusively licensed to another entity or person.

(jj)	PFIC Status. The Company does not believe that it was a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, for the taxable year ended December 31, 2016, does not expect to be a PFIC in the current taxable year ending December 31, 2017 and will use its best efforts not to take any action that would result in the Company becoming a PFIC in the future.

(kk)	Options. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ll)	Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(mm)	No Material Indebtedness; No Material Relationships with Affiliates. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between any of the Group Companies and any director or executive officer of any of the Group Companies or any person connected with such director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest); and there are no material relationships or transactions between the Group Companies on the one hand and the Company’s affiliates, officers and directors or their shareholders, customers or suppliers on the other hand which, although required to be disclosed, are not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(nn)	Internal Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences; and (v) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity.

(oo)	Dividends; Payments in Foreign Currency. Under current laws and regulations of the Cayman Islands and any political subdivision thereof, all interest, principal, premium, if any, and other payments due or made on the ADSs and dividends and other distributions declared and payable on the ADSs or the Ordinary Shares underlying the ADSs may be paid by the Company to the holder thereof in U.S. dollars and freely transferred out of the Cayman Islands and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(pp)	Disclosure Controls and Procedures. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including the Subsidiaries, is made known to the Company’s chief executive officer and chief financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Board of Directors of the Company have been advised of all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; such internal control over financial reporting has been designed by the Company’s chief executive officer and chief financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and the Company has taken all necessary actions to ensure that, the Group Companies and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of Sarbanes-Oxley and the rules and regulations promulgated thereunder.

(qq)	No change in Accounting policies and internal controls. A member of the Audit Committee of the Company (the “Audit Committee”) has confirmed to the Chief Executive Officer or Chief Financial Officer of the Company that, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any significant deficiency, material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls.

(rr)	No Undisclosed Benefits. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Group Companies has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of any of the Group Companies or to any other person.

(ss)	Absence of Labor Dispute. No material labor dispute, work stoppage, slow down or other conflict with the employees of any of the Group Companies exists or, to the Company’s best knowledge after due inquiry, is threatened.

(tt)	Critical Accounting Policies. The section in the Annual Report under “Item 5. Operating and Financial Review and Prospects—A. Operating Results—Critical Accounting Policies” in the Registration Statement, the General Disclosure Package and the Prospectus truly, accurately and completely in all material respects describes (i) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (ii) judgments and uncertainties affecting the application of Critical Accounting Policies and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s board of directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with legal counsel and independent accountants with regard to such disclosure.

(uu)	No Material Liabilities or Obligations. Since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Group Companies has (i) entered into or assumed any contract, (ii) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (iii) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (iv) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in any of clauses (i) through (iv) above, be material to the Group Companies and that are not otherwise described in the Registration Statement, the General Disclosure Package and Prospectus.

(vv)	Accurate Disclosure of Material Trends; No Off-balance Sheet Transactions. The section in the Annual Report entitled “Item 5. Operating and Financial Review and Prospects” in the Registration Statement, the General Disclosure Package and Prospectus accurately and fully describes all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity, financial condition or results of operations of the Company, and are reasonably likely to occur. The Company does not have any off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Group Companies, such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of any of the Group Companies.

(ww)	Financial Statements. The audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the reviewed related notes, present fairly the financial conditions, results of operations, Shareholders’ equity and cash flows of the Company and its consolidated subsidiaries, at the dates and for the periods indicated; said financial statements including any restatement or reclassification have been prepared in conformity with US GAAP applied on a consistent basis throughout the periods involved; and the other financial information of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xx)	No Transactions with Related Parties. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Group Companies is engaged in any material transactions with its directors, officers, management, shareholders or any other affiliate, including any person who was formerly a director, officer or manager of the Company, on terms that are not available from unrelated third parties on an arm’s-length basis.

(yy)	No Liability of ADS holders. No holder of any of the ADSs when issued and fully paid is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such ADSs; and except as set forth in the Registration Statement, the General Disclosure Package and Prospectus, there are no limitations on the rights of holders of the ADSs to hold or transfer their securities.

(zz)	Taxes. All amounts payable by the Company in respect of the ADSs shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the Cayman Islands or any authority thereof or therein (except such income taxes as may otherwise be imposed by the Cayman Islands on payments hereunder if the Managers’ net income is subject to tax by the Cayman Islands or withholding, if any, with respect to any such income tax) nor are any taxes imposed in the Cayman Islands on, or by virtue of the execution or delivery of, such documents (other than stamp duty payable if such original documents are brought to, executed in or produced before a court in the Cayman Islands).

(aaa)	Tax Returns. The Company has paid or has caused to be paid all taxes (including any assessments, fines or penalties) required to be paid through the date hereof and all returns, reports or filings which ought to have been made by or in respect of the Group Companies for taxation purposes as required by the law of the jurisdictions where the Group Companies are incorporated or engage in business have been made and all such returns are correct and on a proper basis in all material respects and are not the subject of any dispute with the relevant revenue or other appropriate authorities except as may be being contested in good faith and by appropriate proceedings; the provisions included in the audited consolidated financial statements as set out in the Registration Statement, the General Disclosure Package and the Prospectus included appropriate provisions required under US GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and none of the Group Companies has received notice of any tax deficiency with respect to any of the Group Companies.

(bbb)	Statistical and Market-Related Data. Without prejudice to the generality of anything contained herein, all the operating information and data included in the Registration Statement, the General Disclosure Package and the Prospectus were true and accurate in all material respects as of the Applicable Time and will be true and accurate in all material respects on each Settlement Date; any statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained written consent for the use of such data from such sources to the extent required.

(ccc)	Use of Proceeds. The application of the net proceeds from the offering of the ADSs, as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not contravene any provision of any current and applicable laws or the applicable constituent documents of any of the Group Companies or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon any of the Group Companies or any governmental or regulatory authorization applicable to any of the Group Companies.

(ddd)	No Finder’s Fee. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Managers for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the ADSs.

(eee)	Enforcement of Judgments. Under the laws of the Cayman Islands, the courts of the Cayman Islands will recognize and give effect to the choice of law provisions set forth in Section 12 hereof and would recognize and enforce a final and conclusive judgment in personam obtained in any U.S. court against the Company to enforce this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) without any re-examination of the merits of the underlying dispute, provided that (i) such court had proper jurisdiction over the parties subject to such judgment; (ii) such court did not contravene the rules of natural justice of the Cayman Islands; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (v) such judgment imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, under the laws of the PRC, the choice of law provisions set forth in Section 12 hereof will be recognized by the courts of the PRC and any final and conclusive judgment obtained in any Specified Court (as defined below) arising out of or in relation to the obligations of the Company under this Agreement would be recognized in PRC courts if and only if all procedural and substantive requirements under Article 282 of the PRC Civil Procedure Law and other relevant rules and regulations thereunder as applicable to the said judgment are determined by such court to have been satisfied.

(fff)	Foreign Corrupt Practices Act. Each of the Group Companies and, to their knowledge, their affiliates and each of their respective officers, directors, supervisors, managers, agents and employees has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to (i) ensure continued compliance with applicable anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, the United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act 2010 or any other law, rule or regulation of similar purpose and scope or (ii) prohibit (A) the use of corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) the making of any direct or indirect unlawful payment to any government official or employee from corporate funds or (C) the making of any bribe, rebate, payoff, influence payment, kickback or other unlawful payment (collectively, the “Anti-Bribery Laws”).

(ggg)	Anti-money Laundering. Each of the Group Companies, and, to their knowledge, their affiliates and each of their respective officers, directors, supervisors, managers, agents, and employees, has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to ensure continued compliance with the applicable anti-money laundering laws, regulations or government guidance regarding anti-money laundering, and international anti-money laundering principals or procedures of the jurisdictions where each of the Group Companies is incorporated or operates and any related or similar statutes, rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(hhh)	OFAC. None of the Group Companies, any of their subsidiaries, nor, to the knowledge of any of the Group Companies, any director, officer, agent, employee, affiliate or person acting on behalf of any of the Group Companies (i) has been or is, or is controlled or owned by an individual or entity that has been or is or is, subject to (A) any trade, economic or military sanctions administered by or issued against any nation by the United Nations or any governmental or regulatory authority of the jurisdictions where each of the Group Companies is incorporated or operates, including the Office of Foreign Assets Control of the United States Treasury Department (including but not limited to the designation as a “specially designated national or blocked person” thereunder), the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority, or any orders or licenses publicly issued under the authority of any of the foregoing, or (B) any sanctions or requirements imposed by, or based upon the obligations or authorizations set forth in, the United States Trading With the Enemy Act, the United States International Emergency Economic Powers Act, the United States United Nations Participation Act, the United States Syria Accountability and Lebanese Sovereignty Act, or the United States Iran Sanctions Act of 2006, all as amended, or any foreign assets control regulations of the United States Treasury Department (including but not limited to 31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto (collectively, “Sanctions”), (ii) has been or is located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria) or (iii) has violated, will though its participation in the offering violate or failed to institute and maintain policies and procedures designed to ensure continued compliance with Sanctions. There have been no transactions or connections between any Group Company, on the one hand, and any country, person, or entity in countries subject to Sanctions or who perform contracts in support of projects in or for the benefit of those countries, on the other hand.

(iii)	PRC Overseas Investment and Listing Regulations. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Company and the Subsidiaries are not required to make any registration as registrants under the Circular on the Administration of Foreign Exchange Issues related to Overseas Investment, Financing and Roundtrip Investment by Domestic Residents through Offshore Special Purpose Vehicles issued by the State Administration of Foreign Exchange on July 4, 2014. Each of the Company and the Subsidiaries that is incorporated outside of the PRC has made, or is in the process of making, all reasonable steps to comply with, and to ensure compliance by each of its shareholders and option holders that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Regulations”), including, without limitation, requesting each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable SAFE Regulations.

(jjj)	Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Group Companies and their respective properties, assets and operations are in compliance in all material respects with and hold all permits, authorizations and approvals required under Environmental Laws (as defined below); there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to any of the Group Companies under, or to interfere with or prevent compliance by any of the Group Companies with, Environmental Laws; none of the Group Companies (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below), except where (i), (ii), (iii) and (iv) would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, “Environmental Law” means any national, provincial, municipal or other local or foreign law, statute, ordinance, rule, regulation, order, notice, directive, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.

(kkk)	Review of Environmental Laws. In the ordinary course of their business, each of the Group Companies conducts periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

(lll)	No Merger. None of the Group Companies has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses.

(mmm)	No Related-Party Transactions. There are no business relationships or related-party transactions involving the Group Companies or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which have not been described as required.

(nnn)	Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the General Registration Statement, the Disclosure Package, the Prospectus and each Issuer Free Writing Prospectus, if any, has been made or reaffirmed with a reasonable basis and in good faith.

(ooo)	Dividends and Distributions by Subsidiaries. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to its shareholders, from making any other distribution on such subsidiary’s issued share capital, from repaying to any other Group Company any loans or advances to such subsidiary from such other Group Company or from transferring any of such subsidiary’s properties or assets to any of the other Group Companies.

Any certificate signed by any officer of the Company and delivered to the Managers or to counsel for the Managers shall be deemed a joint and several representation and warranty by the Company to the Managers as to the matters covered thereby.

3.           Sale and Delivery of the ADSs. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and each Manager agrees that the Company may from time to time seek to sell ADSs through such Manager, acting as sales agent or principal, as follows:

(a)	The Company may submit to the Manager its orders (including any price, time or size limits or other customary parameters and conditions) to sell ADS on any Trading Day (as defined below). If the Manager agrees to the terms of such proposed transaction or if the Company and the Manager mutually agree to modified terms for such proposed transaction, then the Manager shall promptly send to the Company by the means set forth under Section 8 a Transaction Notice substantially in the form of Schedule B hereto, which may be in the form of an email sent to the email addresses of the Company as set forth in Section 8 hereof, confirming the agreed terms of such proposed transaction. If the Company wishes such proposed transaction to become a binding agreement between it and the Manager, the Company shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice to the Manager with a written acceptance of such Transaction Notice by the means set forth under Section 8 hereof or by sending an email confirming acceptance of such Transaction Notice to the email addresses of the relevant Manager as set forth in Section 8 hereof (each, a “Time of Acceptance”); provided that such email confirmation (i) may only be given by the following authorized person of the Company, namely: Haiyun (Charlie Cao) (Chief Financial Officer); and (ii) must contain the same information that the Transaction Notice would have contained. The terms reflected in a Transaction Notice shall become binding on the Manager and the Company, subject to the terms and conditions of this Agreement, only if accepted by the Company no later than the time specified in such Transaction Notice; provided that such terms may be amended intraday by agreement between the Company and Manager (as subsequently confirmed in writing, which may be by e-mail). Each Transaction Notice shall specify, among other things, the following:

(i)	the Trading Day(s) on which the ADSs subject to such transaction are intended to be sold (each, a “Purchase Date”);

(ii)	the maximum number of ADSs (which may be expressed as a percentage of the daily trading volume) that the Company intends to sell on, or over the course of, such Purchase Date(s); provided that for the number of ADSs sold on each such Purchase Date, when the ADSs are sold through the Manager, acting as sales agent, the Company will not request the Manager to sell (whether individually or in aggregate with the other Manager) more than 25% of the average daily trading volume in the ADSs for the 30 Trading Days preceding the date of delivery of the Transaction Notice or as otherwise agreed between the Company and the Manager; and

(iii)	the lowest price, if any, at which the Company is willing to sell ADSs on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”).

As used herein, “Trading Day” shall mean any trading day on the NYSE.

(b)	The Company hereby covenants and agrees that the Managers can rely on the email confirmation(s) given to the respective Manager by the authorized persons of Company named in Section 3(a) above, to confirm the Company’s acceptance of any Transaction Notice, without any further liability or obligation on the part of the Manager.

(c)	Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell ADSs with respect to which the Manager has agreed to act as sales agent under the applicable Transaction Notice. The Company acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the ADSs, (B) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell ADSs for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such ADSs, (C) each Manager will not be responsible for the liability or obligation incurred by the other Manager, including as a result of such other Manager’s failure to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such ADSs, and (D) the Manager shall be under no obligation to purchase ADSs on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Company under a Terms Agreement.

(d)	Unless otherwise agreed to between the Manager and the Company, the Company shall not authorize the issuance and sale of, and the Manager shall not sell as sales agent, any ADS at a price lower than the Floor Price therefor designated from time to time by the Company pursuant to the applicable Transaction Notice. In addition, the Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the ADSs with respect to which the Manager is acting as sales agent; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the ADSs sold hereunder prior to the giving of such notice and provided further, except as provided above, that any obligation under Sections 4(s), 4(t), 4(u), 4(v), other than during the Prospectus Delivery Period (as defined below) shall be waived during the period of any such suspension.

(e)	If any party has reason to believe that the exemptive provisions set forth in Rule 101(c) (1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the ADSs, it shall promptly notify the other parties and sales of ADSs under this Agreement, any Transaction Notice and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)	The compensation to the Manager for sales of the ADSs with respect to which the Manager acts as sales agent hereunder shall be up to 2.00% of the gross offering proceeds for the ADSs sold pursuant to this Agreement. The Company may sell ADSs to the Manager as principal at a price agreed upon at the relevant Applicable Time. Any compensation or commission due and payable to the Manager as principal will be at a price agreed upon at the relevant Application Time.

(g)	Settlement for sales of the ADSs pursuant to this Agreement will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the ADSs sold through or to the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the gross proceeds from the sale of such ADSs. Settlement for all such ADSs shall be effected by free delivery of the ADSs by the Company or its transfer agent to the Manager’s or its designee’s account (provided the Manager shall have given the Company notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable) shall default on its obligation to deliver the ADSs on any Settlement Date, the Company shall (A) hold the Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (B) pay the Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(h)	If acting as sales agent hereunder, the Manager shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the NYSE each day in which the ADSs are sold under this Agreement and the applicable Transaction Notice setting forth (A) the amount of ADSs sold on such day and the gross offering proceeds received from such sale and (B) the commission payable by the Company to the Manager with respect to such sales.

(i)	The Manager hereby covenants and agrees not to make any sales of the ADSs on behalf of the Company, pursuant to Section 3(a), other than (A) by means of ordinary brokers’ transactions that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the ADSs on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager under the applicable Transaction Notice. The Company acknowledges and agrees that in the event a sale of the ADSs on behalf of the Company would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or the Manager reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is not an At the Market Offering, the Company will provide to the Manager, at the Manager’s request and upon reasonable advance notice to the Company, on any Settlement Date, the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 hereof that the Company would be required to provide to the Manager in connection with a sale of ADS pursuant to a Terms Agreement, each dated such Settlement Date, and such other documents and information as the Manager shall reasonably request.

(j)	On each Settlement Date and at each Representation Date, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement. Any obligation of the Manager to use its reasonable efforts to sell the ADSs on behalf of the Company as sales agent under any Transaction Notice or to act as principal pursuant to a Terms Agreement shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(k)	If the Company wishes to issue and sell the ADSs hereunder other than as set forth in this Section 3 (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement.

(l)	The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement, accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(m)	Each sale of the ADSs to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such ADSs to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such ADSs by the Manager. The commitment of the Manager to purchase the ADSs pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company contained herein and in any Terms Agreement and shall be subject to the terms and conditions set forth herein and in any Terms Agreement. Each Terms Agreement shall specify the number of the ADSs to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such ADSs, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the ADSs, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”) and place of delivery of and payment for such ADSs. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 of this Agreement and any other information or documents required by the Manager.

(n)	Subject to the limitations set forth herein (including, but not limited to the following sentence) and as may be mutually agreed upon by the Company and the Manager, sales pursuant to this Agreement, any Transaction Notice and any Terms Agreement may not be requested by the Company and need not be made by the Manager (i) during the period that begins two weeks prior to until two days after the filing of a quarterly earnings release; or (ii) at any time when the Company is in possession of any material non-public information. Notwithstanding the foregoing, without the prior written consent of each of the Company and the relevant Manager, no sales of ADSs shall take place, and the Company shall not request the sale of any ADSs that would be sold, and the Manager shall not be obligated to sell, during any period in which the Company is or could be deemed to be, in possession of material non-public information, which may include the information customarily included in the Company’s public announcement of its quarterly or annual results of operations.

4.          Certain Agreements of the Company. The Company agrees with the Managers that:

(a)	Filing of Amendments; Response to Commission Requests. After the date of this Agreement and during any period in which a Prospectus relating to the offering under this Agreement is required to be delivered by the Managers under the Securities Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) (the “Prospectus Delivery Period”), the Company will promptly advise the Managers of any proposal to amend or supplement the Registration Statement, the ADR Registration Statement, the General Disclosure Package, any Prospectus or any Permitted Free Writing Prospectus (as defined below) and will offer the Managers a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Managers promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement or the ADR Registration Statement, for any supplement to any Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the ADR Registration Statement, or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the ADSs in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)	Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the offering of ADSs is under this Agreement (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Managers, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or the ADR Registration Statement, or supplement the Prospectus to comply with the Act, the Company will promptly notify the Managers of such event and promptly notify the Managers to suspend solicitation of purchases of the ADSs and forthwith upon receipt of such notice, the Manager shall suspend its solicitation of purchases of the ADSs and shall cease using the Prospectus; and if the Company shall decide to amend or supplement the Registration Statement, the ADR Registration Statement, the General Disclosure Package or the Prospectus, it will promptly advise the Managers by telephone (with confirmation in writing), will promptly prepare and file with the Commission an amendment or supplement to the Registration Statement, the ADR Registration Statement, the General Disclosure Package or the Prospectus which will correct such statement or omission or effect such compliance and will advise the Managers when the Manager is free to resume such solicitation. Neither the Manager’s consent to, nor the Manager’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof. The Company, during the Prospectus Delivery Period, will file promptly all documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and will promptly advise the Managers if the Company failed to file such reports within the time period prescribed therein.

(c)	Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement or the date of any sale, the Company will make generally available to its securityholders an earnings statement covering the then most recent fiscal year and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(d)	Furnishing of Prospectuses. The Company will furnish to the Managers copies of the Registration Statement, including all exhibits, and the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Manager(s) reasonably requests. The Company will pay the expenses of printing and distributing to the Manager(s) all such documents; in case the Manager(s) is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the ADSs, a Prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, upon the request of the Manager(s), the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the General Disclosure Package or Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(e)	Blue Sky Qualifications. The Company will arrange for the qualification of the ADSs for sale under the laws of such jurisdictions as the Manager(s) designates and will continue such qualifications in effect so long as required for the distribution.

(f)	Reporting Requirements. During the period of three years after the date of this Agreement, the Company will furnish to the Managers, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Managers as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Managers.

(g)	Payment of Expenses. The Company will pay all costs, expenses, fees and taxes in connection with (1) the preparation and filing of the Registration Statement, the ADR Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Managers and, as applicable, to dealers, investors and prospective investors (including costs of mailing and shipment), (2) the registration, issue and delivery of the ADSs, (3) the qualification of the ADSs for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Managers designates and the preparation, printing and furnishing to the Managers of memoranda relating thereto (including the fees and disbursements of counsel to the Managers in connection therewith), (4) the listing of the ADSs on the NYSE and any other applicable national and foreign exchanges, (5) any registration of the ADSs under the Exchange Act, (6) any filing for review of the public offering of the ADSs by FINRA (including the fees and disbursements of counsel to the Managers in connection therewith), (7) the fees and disbursements of any transfer agent or registrar for the ADSs, (8) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm, (9) the fees and disbursements of counsel to the Managers and (10) the performance of the Company’s other obligations hereunder.

(h)	Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Prospectus and, except as disclosed in the General Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the ADSs hereunder to repay any outstanding debt owed to any affiliate of the Manager(s). The Company will not, and the Company will procure that each of its subsidiaries, any of their respective affiliates and any person acting on its or their behalf (other than the Managers) will not, directly or indirectly, use the proceeds from the offering in such a way that would violate any Anti-Bribery Laws, Money Laundering Laws or Sanctions.

(i)	Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the ADSs.

(j)	Taxes. The Company will indemnify and hold harmless the Managers against any documentary, stamp, issue, transfer or similar tax, including any interest and penalties, on the creation, issue and sale of the ADSs and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made. For the avoidance of doubt, the Company shall not be required to pay any additional amounts in respect of taxes imposed on the net income of the Managers.

(k)	Listing and Reservation of Ordinary Shares. The Company will use its commercially reasonable efforts to cause the ADSs to be listed for trading on the NYSE and to maintain such listing. The Company will reserve out of authorized but unissued Ordinary Shares and keep available at all times, free of pre-emptive rights, the full number of ADSs to be issued and sold hereunder.

(l)	Company Periodic Report Dates. Promptly after each date on which the Company shall file an Annual Report on Form 20-F or file or furnish to the Commission a report on Form 6-K that includes an earnings release or contains financial statements incorporated by reference in the Registration Statement and the General Disclosure Package in respect of any quarter in which sales of ADSs were made through the Manager under this Agreement, any Terms Agreement or Transaction Notice, the Company will file a prospectus supplement to the Prospectus included as part of the Registration Statement with the Commission under the applicable paragraph of Rule 424(b) of the Act, which prospectus supplement will set forth, with regard to such quarter, the number of ADSs sold through the Manager under this Agreement, any Terms Agreement or Transaction Notice, the net proceeds received by the Company and the compensation paid by the Company to the Manager with respect to sales of ADSs pursuant to this Agreement, and the Company will deliver such number of copies of each such prospectus supplement to the NYSE as required by such exchange (which may be satisfied by filing with EDGAR if permitted by the rules of the NYSE).

(m)	Permitted Free Writing Prospectus. The Company will not, at any time at or after the execution of this Agreement, offer or sell any ADSs by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the ADSs, in each case other than the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus consented to by the Manager (a “Permitted Free Writing Prospectus”).

(n)	Manager’s Own Account. The Company consents to the Manager trading in the Ordinary Shares for the Manager’s own account and for the account of its clients at the same time as sales of ADSs occur pursuant to this Agreement, including pursuant to a Terms Agreement.

(o)	Right to Refuse. If to the knowledge of the Company, any condition set forth in Section 5 of this Agreement shall not have been satisfied on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase ADSs from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such ADSs.

(p)	Due Diligence. In connection with the execution and delivery of this Agreement, upon commencement of the offering of the ADSs under this Agreement and on each Bring-Down Date, the Company will, on reasonable notice, conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management and the independent accountants of the Company, and will make the books and records of the Company available to the Manager and its counsel for inspection and take such other actions as the Manager may reasonably request in order for the Manager to conduct its due diligence investigation. In addition, upon receipt of a Transaction Notice, the Manager may elect to conduct additional diligence on any documents filed by the Company with the Commission subsequent to any previous such diligence session (including, without limitation, amendments or supplements to the Registration Statement, documents incorporated by reference therein and reports, documents or other information filed pursuant to the Exchange Act) prior to commencing sales pursuant to such Transaction Notice.

(q)	Corporate Authority. The Company will ensure that prior to instructing the Manager to sell ADSs the Company shall have obtained all necessary corporate authority for the offer and sale of such ADSs.

(r)	Deemed Affirmation. Each acceptance by the Company of a Transaction Notice and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (1) an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the time of such acceptance or the date of such Terms Agreement as though made at and as of such time and (2) an undertaking that such representations and warranties will be true and correct as of the Applicable Time and Settlement Date or Principal Settlement Date, as the case may be, as though made at and as of such time (it being understood that such representations and warranties shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented relating to such ADSs).

(s)	Certificates. On each Bring-Down Date, the Company will furnish or cause to be furnished forthwith to the Managers a certificate dated as of the date of this Agreement or the applicable Bring-Down Date, in a form reasonably satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Sections 5(k) and 5(l) of this Agreement which were last furnished to the Managers are true and correct at such Bring-Down Date as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Sections 5(k) and 5(l), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and modified and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such certificate.

(t)	Opinions and Letters of Counsel. On each Bring-Down Date, the Company will furnish or cause to be furnished to the Managers and to counsel to the Managers the written opinions and letters of counsel called for by Sections 5(d) through 5(j) hereof or other counsel reasonably satisfactory to the Managers, dated as of the date of this Agreement or the applicable Bring-Down Date, in a form and substance reasonably satisfactory to the Manager and its counsel, of the same tenor as the opinions and letters referred to in Section 5 of this Agreement, but modified as necessary to relate to the Registration Statement, the ADR Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such opinions and letters or, in lieu of such opinions and letters, counsel last furnishing such letter to the Managers shall furnish such Managers with a letter substantially to the effect that the Managers may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement, the ADR Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(u)	Director’s Certificate. On each Bring-Down Date, the Company will furnish or cause to be furnished to the Managers forthwith a director’s certificate of the Company, dated and delivered as of the date of this Agreement or the applicable Bring-Down Date, as the case may be, in form and substance satisfactory to the Managers.

(v)	Comfort Letter. On each Bring-Down Date, the Company will cause PricewaterhouseCoopers Zhong Tian LLP, or other independent accountants reasonably satisfactory to the Managers, to furnish to the Managers a comfort letter, as of the date of this Agreement or the applicable Bring-Down Date, in form reasonably satisfactory to the Managers and its counsel, of the same tenor as the letter referred to in Section 5(a) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter.

(w)	Rule 433. To comply with the requirements of Rule 433 under the Act applicable to any “issuer free writing prospectus,” as defined in such rule, including timely filing with the Commission where required, legending and record keeping.

(x)	List of Subsidiaries. On or before the date of this agreement, to provide to the Managers a list of all of the subsidiaries of the Company except for certain subsidiaries of the Company that are not material to the business or prospects of the Company individually or taken together as a group.

5.          Conditions of the Obligations of the Manager. The obligations of the Managers hereunder and under any Terms Agreement or Transaction Notice are subject to the accuracy of the representations and warranties of the Company herein, on the date hereof, as of each Applicable Time, as of the day of any executed Terms Agreement or Transaction Notice and as of each Settlement Date, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)	Accountants’ Comfort Letter. The Managers shall have received letters, of PricewaterhouseCoopers Zhong Tian LLP or other independent accountants reasonably satisfactory to the Managers, on the date of this Agreement and on every Bring-Down Date, dated such date, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in a form satisfactory to the Managers and its counsel.

(b)	Filing of Prospectus. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and the terms of this Agreement. No stop order suspending the effectiveness of the Registration Statement, the ADR Registration Statement, or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Manager, shall be contemplated by the Commission. The Registration Statement, the ADR Registration Statement, and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the General Disclosure Package, and any amendment or supplement thereto, shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; the Prospectus, and any amendment or supplement thereto, shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and no Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(c)	No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Manager, is material and adverse and makes it impractical or inadvisable to sell the ADSs; (ii) any downgrade in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrade, and no implication of a possible downgrade, of such rating); (iii) any change in United States, PRC, the United Kingdom, Japan, the European Union (the “EU”), Germany, Hong Kong or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Managers, impractical to market or to enforce contracts for the sale of the ADSs, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NYSE or NASDAQ or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any general moratorium on banking activities declared by any United States, New York, PRC, United Kingdom, Japan, the EU or Hong Kong authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States, the PRC, Hong Kong, Germany or any other country where the Company’s securities are listed or (viii) any attack on, outbreak or escalation of hostilities against the United States, the PRC, Hong Kong, Cayman Islands, Malaysia, North Korea, Japan, United Kingdom, the EU, any declaration of war or any other national or international calamity or emergency if, in the judgment of the Manager, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the ADSs or to enforce contracts for the sale of the ADSs.

(d)	Opinion of U.S. Counsel for Company. The Managers shall have received an opinion and 10b-5 letter, on the date hereof and each Bring-Down Date, dated such date, of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company, in form and substance satisfactory to counsel to the Managers, to the effect set forth in Schedule C.

(e)	Opinion of Cayman Islands Counsel for Company. The Managers shall have received an opinion, on the date hereof and each Bring-Down Date, dated such date, of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, in form and substance satisfactory to counsel to the Managers, to the effect set forth in Schedule D.

(f)	Opinion of PRC Counsel for Company. The Company shall have received an opinion, a copy of which shall be provided to the Managers, on the date hereof and each Bring-Down Date, dated such date, of DaHui Lawyers, PRC counsel for the Company, in form and substance satisfactory to counsel to the Managers, to the effect set forth in Schedule E.

(g)	Opinion of Hong Kong Counsel for Company. The Managers shall have received an opinion, on the date hereof and each Bring-Down Date, dated such date, of Cleary Gottlieb Steen & Hamilton (Hong Kong), Hong Kong counsel for the Company, in form and substance satisfactory to counsel to the Managers, to the effect set forth in Schedule F.

(h)	Opinion of Counsel for the Depositary. The Managers shall have received an opinion on the date hereof and each Bring-Down Date, dated such date, of Ziegler, Ziegler & Associates LLP, U.S. counsel for the Depositary, in form and substance satisfactory to the Managers, to the effect set forth in Schedule G.

(i)	Opinion of U.S. Counsel for the Managers. The Managers shall have received from Kirkland & Ellis, U.S. counsel for the Managers, on the date hereof and each Bring-Down Date, such opinion or opinions, dated such date, with respect to such matters as the Manager may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Kirkland & Ellis may rely as to the incorporation of the Company and all other matters governed by Cayman Islands and PRC law upon the opinions of Maples and Calder (Hong Kong) LLP and DaHui Lawyers referred to above.

(j)	Opinion of PRC Counsel for the Managers. The Managers shall have received from Jun He LLP, PRC counsel for the Managers, on the date hereof and each Bring-Down Date, such opinion or opinions, dated such date, with respect to such matters as the Manager may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(k)	Officer’s Certificate. The Managers shall have received a certificate, on each Bring-Down Date, dated such date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such date; no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(l)	CFO’s certificate. The Managers shall have received, on each Bring-Down Date, a certificate signed by the chief financial officer of the Company, with respect to certain operating data contained in the General Disclosure Package and the Prospectus and negative assurance on certain line items in the Company’s results of operations in form and substance satisfactory to the Managers.

(m)	Listing. The ADSs shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to each Settlement Date, or the Company shall have filed an application for listing of the ADSs to be offered hereunder on the NYSE at, or prior to, the issuance of any Transaction Notice.

(n)	Actively-Traded Security. The ADSs and the Ordinary Shares represented thereby shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(o)	Rule 424 Filings. All filings with the Commission required by Rule 424 under the Act to have been filed by the Settlement Date or the Principal Settlement Date, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424.

The Company will furnish the Managers with such conformed copies of such opinions, certificates, letters and documents as the Manager reasonably requests. The Manager may in its sole discretion waive compliance with any conditions to the obligations of the Manager hereunder.

6.           Indemnification and Contribution.

(a)	Indemnification of the Managers. The Company will indemnify and hold harmless the Managers, their partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Managers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, expenses, damages or liabilities (including, without limitation, legal fees and other expenses in connection with any suit, action or proceeding, as such fees are incurred) joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, the ADR Registration Statement, at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, expense, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Managers specifically for use therein, it being understood and agreed that the only such information furnished by the Managers consists of the information described as such in subsection (b) below.

(b)	Indemnification of Company. The Managers will indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Manager Indemnified Party”), severally, and not jointly, against any losses, claims, expenses, damages or liabilities to which such Manager Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Managers specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Manager Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Manager Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Manager(s) consists of its legal and marketing name(s) included in the Prospectus.

(c)	Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party other than under subsection (a) or (b) above. All fees and expenses to be reimbursed pursuant to this Section 6 shall be reimbursed as they are incurred. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)	Contribution. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Manager on the other from the offering of the ADSs or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Manager on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Manager on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Manager. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or each Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs sold by it and distributed to the public exceeds the amount of any damages which the Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and each Manager agrees that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d).

7.           Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Managers set forth in or made pursuant to this Agreement, any Transaction Notice or any Terms Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Manager, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the ADSs. If any ADSs have been sold hereunder, the representations and warranties in Section 2 and all obligations under Section 4 shall also remain in effect.

8.           Notices. All communications hereunder and pursuant to any Transaction Notice or under any Terms Agreement will be in writing and, (A) if sent to the Managers, mailed, delivered or telegraphed and confirmed to the Managers at (i) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Legal, Investment Banking and Capital Markets, or emailed and confirmed to it at: craig.wiele@credit-suisse.com, adi.kaner@credit-suisse.com, matthew.w.maloney@credit-suisse.com, andrea.kapica@credit-suisse.com and michael.dicaprio@credit-suisse.com, and (ii) Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019 , Attention:  Syndicate Registration, with a copy to Banking Legal, or emailed and confirmed to it at: eric.treiling@barclays.com and brian.ulmer@barclays.com, and (B) if sent to the Company, will be mailed, delivered or telegraphed to and confirmed by the relevant Manager at JinkoSolar Holding Co., Ltd., 1 Jingke Road, Shangrao Economic Development Zone, Jiangxi Province, 334100, People’s Republic of China, Attention: Haiyun (Charlie) Cao, Chief Financial Officer, or emailed and confirmed to the Company at: charlie.cao@jinkosolar.com and ProjectVictory@jinkosolar.com; provided, however, that any notice to the Managers pursuant to Section 6 will be mailed, delivered or telegraphed and confirmed to the Managers.

9.           Successors. This Agreement, any Transaction Notice and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

10.         Counterparts. This Agreement, any Transaction Notice and any Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

11.         Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)	No Other Relationship. The Manager has been retained solely to act as sales agent and/or principal in connection with the purchase and sale of ADSs and that no fiduciary, advisory or agency relationship between the Company and the Manager has been created in respect of any of the transactions contemplated by this Agreement, any Transaction Notice and any Terms Agreement or the Prospectus, irrespective of whether the Manager has advised or is advising the Company on other matters;

(b)	Arms’ Length Negotiations. The Manager is not acting as advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the sales price of the ADSs. The sales price of the ADSs set forth in this Agreement, any Transaction Notice or any Terms Agreement was established by the Company following discussions and arm’s-length negotiations with the Manager, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, any Transaction Notice or any Terms Agreement;

(c)	Absence of Obligation to Disclose. The Company has been advised that the Manager and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Manager has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)	Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Manager for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Manager shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

12.        Applicable Law. This Agreement, any Transaction Notice and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York (collectively, the “Specified Courts”) in any suit or proceeding arising out of or relating to this Agreement, any Transaction Notice, any Terms Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, any Transaction Notice, any Terms Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints JinkoSolar (U.S.) Inc. located at 595 Market Street, Suite 2200, San Francisco, CA 94105, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 8, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

With respect to any suit or proceeding arising out of or relating to this Agreement, any Transaction Notice, any Terms Agreement or the transactions contemplated hereby or thereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

The obligation of the Company pursuant to this Agreement, any Transaction Notice, any Terms Agreement in respect of any sum due to the Manager shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Manager of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Manager may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Manager hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Manager against such loss. If the United States dollars so purchased are greater than the sum originally due to the Manager hereunder, the Manager agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Manager hereunder.

13.         Termination.

(a)	The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the ADSs have been sold through the Manager(s) for the Company, then Section 4 shall remain in full force and effect in respect of such ADSs, (ii) with respect to any pending sale, through each Manager for the Company, the obligations of the Company, including in respect of compensation and expenses of the Manager under Section 4(g), shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 4(g), 6, 7, 8, 9, 11 and 13 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)	In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Managers.

(c)	Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its obligations under this Agreement relating to the solicitation of offers to purchase the ADSs in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 4(g), 6, 7, 9, 11 and 13 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)	This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 6 and Section 7 shall remain in full force and effect.

(e)	Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Company, as the case may be. Except for any purchase pursuant to a Terms Agreement, if such termination shall occur prior to the Settlement Date for any sale of the ADSs, such sale shall settle in accordance with the provisions of Section 3(g) of this Agreement.

If the foregoing is in accordance with each Manager’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and each Manager in accordance with its terms.

Very truly yours,

JinkoSolar holding Co., ltd.

By:
Name:
Title:

The foregoing Distribution Agency Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

The foregoing Distribution Agency Agreement is hereby confirmed and accepted as of the date first above written.

Barclays Capital Inc.

By:
Name:
Title:

SCHEDULE A

Subsidiaries	Date of Incorporation/ Acquisition (DD/MM/YYYY)	Place of Incorporation	Percentage of ownership
JinkoSolar Technology Limited	10/11/2006	Hong Kong	100%
Jinko Solar Co., Ltd.	13/12/2006	PRC	100%
Zhejiang Jinko Solar Co., Ltd.	30/06/2009	PRC	100%
China Technology Solar Power Group Limited.	11/11/2009	BVI	100%
JinkoSolar GmbH	04/12/2009	Germany	100%
Jinko Solar Import and Export Co., Ltd.	24/12/2009	PRC	100%
Zhejiang Jinko Trading Co., Ltd.	13/06/2010	PRC	100%
Shangrao Jinko Vocational Training School	03/08/2010	PRC	100%
JinkoSolar (U.S.) Inc.	19/08/2010	USA	100%
Jiangxi Photovoltaic Materials Co., Ltd	10/12/2010	PRC	100%
JinkoSolar (Switzerland) AG	03/05/2011	Switzerland	100%
JinkoSolar (US) Holdings Inc.	07/06/2011	USA	100%
JinkoSolar Italy S.R.L.	08/07/2011	Italy	100%
JinkoSolar SAS	13/09/2011	France	100%
Jinko Solar Canada Co., Ltd	18/11/2011	Canada	100%
Jinko Solar Australia Holdings Co. Pty Ltd	07/12/2011	Australia	100%
Jinko Solar Investment Pty Ltd.	16/02/2012	South Africa	100%
Jinko Solar Pty Ltd.	13/04/2012	South Africa	100%
Jinko Solar Japan K.K.	21/05/2012	Japan	100%
Wide Wealth Group Holding Limited	11/06/2012	Hong Kong	100%
JinkoSolar (Shanghai) Management Co., Ltd	25/07/2012	PRC	100%
Dunhuang Jinko Power Photovoltaic Co., Ltd.	15/05/2013	PRC	100%
Canton Best Limited	16/09/2013	BVI	100%
JinkoSolar Power Engineering Group Limited	12/11/2013	Cayman	100%
JINKOSOLAR(KENYA)LIMITED	25/11/2013	Kenya	100%
JINKOSOLAR CHILE SPA	12/12/2013	Chile	100%
JinkoSolar Comércio do Brazil Ltda	14/01/2014	Brazil	100%
Jinkosolar Development Japan K.K	30/01/2014	JAPAN	100%
Projinko Solar Portugal Unipessoal LDA.	20/02/2014	Portugal	100%
JinkoSolar Mexico S.DE R.L. DE C.V.	25/02/2014	Mexico	100%
Jinkosolar Development GK	18/04/2014	JAPAN	100%
JinkoSolar WWG Investment Co., Ltd.	28/04/2014	Cayman	100%
Jiangxi Jinko Technology and Innovation Co., Ltd.	12/09/2014	PRC	100%
Xinjiang Jinneng Photovoltaic Manufacturing Co., Ltd.	29/09/2014	PRC	100%
Shanghai Jinko Financial Information Service Co., Ltd	07/11/2014	PRC	100%
JinkoSolar Household PV Technology Holding Co., Ltd	30/12/2014	BVI	100%

JinkoSolar Household PV System Ltd.	12/01/2015	BVI	100%
Jinko Solar Technology SDN.BHD.	21/01/2015	Malaysia	100%
Jiande Shengbu Investment Co., Ltd.	30/06/2015	PRC	100%
Cordillera Solar I,S.A.Argentina	07/07/2015	Argentina	100%
Jingko Huineng Technology Services Ltd.	14/07/2015	PRC	100%
Zhejiang Jinghong Investment Co., Ltd.	16/07/2015	PRC	100%
Zhejiang Jinko Power Trading Co., Ltd.	29/07/2015	PRC	100%
JinkoSolar International Development Limited	28/08/2015	Hong Kong	100%
Haining Jinghong Shengbu New Energy Co. Ltd.	22/09/2015	PRC	100%
Jinko Power International (Hongkong) Limited	07/10/2015	Hong Kong	100%
Jinko Power International (HK) Ltd	07/10/2015	Hong Kong	100%
Jinkosolar INVESTMENT PTE.LTD	23/10/2015	SINGAPORE	100%
Jinko Renewable Energy Development	24/10/2015	MEXICO	100%
Solar Park Viborillas S.de R.L. de C.V	25/10/2015	MEXICO	100%
JinKoSolar (Thailand) Co., Ltd	26/10/2015	Thailand	100%
Energia Solar Cuncunul S.de R.L. de C.V	26/10/2015	MEXICO	100%
Energia Solar San Ignacio S.de R.L. de C.V	27/10/2015	MEXICO	100%
Energia Solar Ahu S.de R.L. de C.V	28/10/2015	MEXICO	100%
Energia Solar Cab S.de R.L. de C.V	29/10/2015	MEXICO	100%
Energia Solar Maz S.de R.L. de C.V	30/10/2015	MEXICO	100%
PV Energy Sam Maz S.de R.L. de C.V	31/10/2015	MEXICO	100%
Jinkosolar( Luxembourg) Holding S.A.R.L	01/11/2015	LUXEMBOURG	100%
Jinko Power (U.S.)Holding Inc	02/11/2015	US	100%
Jinko Solar Development (U.S.)Inc	03/11/2015	US	100%
Anji Shengbu Investment Co., Ltd.	09/12/2015	PRC	100%
TIRLI SVILUPPO N.3 SOCIETA'AGRICOLA ARESPONSABILITA'LIMITATA	18/01/2016	Italy	100%
TIRLI SVILUPPO N.5 SOCIETA'AGRICOLA ARESPONSABILITA'LIMITATA	18/01/2016	Italy	100%
Viborilias green park	26/02/2016	Mexico	100%
Lightening PV park	26/02/2016	Mexico	100%
Jinko Power International (US)Inc	26/04/2016	US	100%
Xinjiang Jinko Solar Co., Ltd.	30/05/2016	PRC	100%
Yuhuan Jinko Solar Co., Ltd.	29/07/2016	PRC	100%
Jinko Power International PTE.LTD	06/08/2016	SINGAPORE	100%
Jinkosolar Sweihan(HK) Ltd	04/10/2016	Hong Kong	100%
Hirasawa West Japan	17/10/2016	Japan	100%
Hirasawa East Japan	17/10/2016	Japan	100%
Jinkosolar Asia I Ltd	19/10/2016	Hong Kong	100%
Jiangxi Green Photovoltaic Co.Ltd	21/10/2016	PRC	100%
JINKOSOLAR MIDDLE EAST DMCC	06/11/2016	UAE	100%
Jiaxing Jinko Photovoltaic System Development Co., Ltd.	26/12/2016	PRC	100%

Jinkosolar Argentina I Ltd	11/01/2017	Hong Kong	100%
Sweihan PV Power Company PJSC	24/01/2017	Abu Dhabi	40%
Jinko Power Japan 1	25/01/2017	Japan	100%
Jinko Power Japan 2	25/01/2017	Japan	100%
JINKOSOLAR TRADING PRIVATE LIMITED	06/02/2017	India	100%
Sweihan Solar Holding Company Ltd	09/04/2017	UAE	50%
Lotapera, S.L.U.	06/07/2017	Spain	100%

SCHEDULE B

Form of Transaction Notice

____________, 20[ ]

JinkoSolar Holding Co., Ltd.

Attention: Haiyun (Charlie) Cao, Chief Financial Officer

TRANSACTION NOTICE

This notice (the “Notice”) sets forth the terms of the agreement of [Credit Suisse Securities (USA) LLC / Barclays Capital Inc.] (the “Manager”) with JinkoSolar Holding Co., Ltd., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), for the Company to sell ADSs through the Manager, acting solely as sales agent, on the following terms, pursuant to the Distribution Agency Agreement, dated September 27, 2017, between the Company and the Manager (the “Distribution Agreement”):

Date(s) on which ADSs may be sold (each, a “Purchase Date”):

Maximum number / percentage of daily trading volume of ADSs to be sold:

Lowest price at which ADSs may be sold or formula pursuant to which such lowest price shall be determined (each, a “Floor Price”):

Other terms:

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Distribution Agreement.

The agency transaction set forth in this Notice shall not be binding on the Company or the Manager unless and until the Company countersigns and returns its acceptance of this Notice or sends an email confirming acceptance of this Notice in accordance with the terms set forth in the Distribution Agreement; provided, however, that neither the Company nor the Manager will be bound by the terms of this Notice if the Company delivers its acceptance hereto after a.m./p.m. (New York City time) on [the date hereof / , 20 ].

This agency transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, agreements, covenants and other terms and conditions of the Distribution Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations, warranties and agreements set forth in the Distribution Agreement shall be deemed to have been made as of the date of the Company’s acceptance hereto and on any Applicable Time and Settlement Date relating to the agency transaction set forth in this Notice.

If the foregoing conforms to your understanding of our agreement, please so indicate by providing your acceptance hereto in the manner contemplated by the Distribution Agreement.

Very truly yours,

[CREDIT SUISSE SECURITIES (USA) LLC / BARCLAYS CAPITAL INC.]

By:
Name:
Title:

Accepted and agreed as of the date first above written:

JINKOSOLAR HOLDING CO., LTD.

By:
Name:
Title:

[Note: The Company’s acceptance may also be evidenced by a separate written acceptance referencing this Notice and delivered via email in accordance with the Distribution Agreement]

SCHEDULE C

FORM OF OPINION AND 10B-5 LETTER OF CLEARY GOTTLIEB STEEN & HAMILTON LLP, U.S. COUNSEL FOR THE COMPANY

[Intentionally Omitted]

SCHEDULE D

FORM OF OPINION OF MAPLES AND CALDER (HONG KONG) LLP, CAYMAN ISLANDS COUNSEL FOR THE COMPANY

[Intentionally Omitted]

SCHEDULE E

FORM OF OPINION OF DAHUI LAWYERS, PRC COUNSEL FOR THE COMPANY

[Intentionally Omitted]

SCHEDULE F

FORM OF OPINION OF CLEARY GOTTLIEB STEEN & HAMILTON (HONG KONG), HONG KONG COUNSEL FOR THE COMPANY

[Intentionally Omitted]

SCHEDULE G

FORM OF OPINION OF ZIEGLER, ZIEGLER & ASSOCIATES LLP, U.S. COUNSEL FOR THE DEPOSITARY

[Intentionally Omitted]